Exhibit 99.1

October 25, 2011	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Delivers Strong EPS Growth on 32% Higher Sales for Third Quarter 2011

Full-year Earnings Outlook Narrowed to Upper Half of Previous Range

Highlights:

•                  Third quarter 2011 earnings were $.69 per share excluding significant items (see Schedule B) versus $.40 per share in the prior year.  Reported third quarter 2011 earnings were $.48 per share versus $.40 per share in the prior year.

•                  Sales increased 32 percent to $9.2 billion with 15 percent higher local prices, 4 percent currency benefit, 1 percent higher volume, and a 12 percent net increase from portfolio changes.  Sales in developing markets grew 38 percent.

•                  Growth in demand for the company’s agricultural products and further expansion into food ingredient and enzyme markets offset destocking in photovoltaics and specialty polymers.

•                  Segment pre-tax operating income excluding significant items increased 50 percent to $1.1 billion, largely driven by improvements in the Performance Chemicals and Agriculture segments and the acquisition of Danisco.

•                  DuPont is on track to meet its full-year 2011 productivity targets for fixed costs and working capital.  Year-to-date fixed cost productivity totals more than $250 million.

•                  Given the strong performance in the third quarter, the company has raised its expectations for full-year 2011 earnings to a range of $3.97 to $4.05 per share excluding significant items.  This moves the range to the upper half of the company’s previous guidance of $3.90 to $4.05 per share.

“The resilience and diversity of DuPont’s business portfolio was evident in our strong third quarter results.  Despite turbulent global economic and market conditions, we delivered solid growth through innovative products and process technologies, disciplined execution and continued productivity gains,” said DuPont Chair and CEO Ellen Kullman.  “Our portfolio is further strengthened by the rapid integration of Danisco, continued capacity expansions and selective growth investments across many of our businesses.”

E. I. du Pont de Nemours and Company

Global Consolidated Sales and Net Income

Third quarter 2011 consolidated net sales of $9.2 billion were 32 percent higher than the prior year reflecting 15 percent higher local prices, 4 percent favorable currency effect, 1 percent higher volume and a 12 percent net increase from portfolio changes.  The table below shows regional sales and variances versus the third quarter 2010.

	Three Months Ended September 30, 2011		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Currency Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$2.9	23	12	—	(1)	12
EMEA*	2.4	40	14	11	(2)	17
Asia Pacific	2.4	29	18	4	(1)	8
Latin America	1.5	43	16	3	17	7

Total Consolidated Sales	$9.2	32	15	4	1	12

* Europe, Middle East & Africa

Third quarter 2011 net income attributable to DuPont was $452 million versus $367 million in the third quarter 2010. Excluding significant items, net income attributable to DuPont increased $288 million, or 78 percent, to $655 million.  The increase principally reflects higher selling prices and currency benefit, partly offset by increased spending for selling, marketing and research and development, and increased costs for raw materials, energy, and freight.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the third quarter.

EPS ANALYSIS

3Q

EPS 2010	$.40
Local prices	.87
Variable cost*	(.50)
Volume	.07
Fixed cost*	(.21)
Currency	.08
Exchange gains/losses	(.05)
Higher shares outstanding	(.02)
Income tax	.05
Danisco impact**	.04
Other***	(.04)

EPS 2011 – Excluding significant items	$.69
Significant items - (schedule B)	(.21)

EPS 2011	$.48

*                       Excludes volume and currency impacts

**                After interest expense and additional depreciation/amortization expense related to the fair value step-up of acquired long-lived Danisco assets

***         Principally lower Pharmaceuticals income

Business Segment Performance

The table below shows third quarter 2011 segment sales and related variances versus the prior year.

SEGMENT SALES*

(Dollars in billions)

	Three Months Ended		Percentage Change
	September 30, 2011		Due to:
	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture	$1.4	41	15	26	—
Electronics & Communications	0.8	20	28	(8)	—
Industrial Biosciences	0.3	nm	nm	nm	nm
Nutrition & Health	0.8	178	6	4	168
Performance Chemicals	2.1	28	29	(1)	—
Performance Coatings	1.1	17	13	4	—
Performance Materials	1.7	11	18	(7)	—
Safety & Protection	1.0	15	8	—	7

*    Segment sales include transfers

Segment pre-tax operating income (PTOI), excluding significant items, increased 50 percent to $1.1 billion largely driven by improvements in Performance Chemicals and Agriculture, and acquisition benefits in Nutrition & Health and Industrial Biosciences, as shown in the table below.

SEGMENT PTOI excluding Significant Items*

(Dollars in millions)

			Change versus 2010
	3Q 2011	3Q 2010	$	%

Agriculture	$(69)	$(191)	$122	nm
Electronics & Communications	99	126	(27)	-21%
Industrial Biosciences	34	—	34	nm
Nutrition & Health	55	10	45	450%
Performance Chemicals	593	292	301	103%
Performance Coatings	72	64	8	13%
Performance Materials	231	281	(50)	-18%
Safety & Protection	118	134	(16)	-12%
Other	(60)	(64)	4	nm
	$1,073	$652	$421	65%
Pharmaceuticals	70	111	(41)	-37%
Total Segment PTOI	$1,143	$763	$380	50%

* See Schedules B and C for listing of significant items and their impact by segment.

The following is a summary of business results for each of the company’s reportable segments, comparing third quarter 2011 with third quarter 2010, for sales and PTOI (loss) excluding significant items. References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture - Sales of $1.4 billion were up $0.4 billion, or 41 percent, from 26 percent higher volume and 15 percent higher selling prices principally reflecting a strong, early start to the Latin American season.  For Pioneer seed, volume and price growth was delivered in both corn and soybeans.  Crop Protection sales increased across all regions and market segments, led by continued strong demand for Rynaxypyr® insecticide.  PTOI of $(69) million improved from $(191) million due to higher sales, partially offset by growth investments and portfolio changes.

Electronics & Communications - Sales of $841 million were up 20 percent, with 28 percent higher selling prices, primarily metals pass-through, and 8 percent lower volume.  Lower volume reflects destocking in photovoltaics, and softness in plasma displays and packaging graphics.  PTOI of $99 million decreased $27 million on lower volume.

Industrial Biosciences - Sales of $293 million and PTOI of $34 million reflect the acquisition of Danisco’s enzyme business.  PTOI includes approximately $4 million of amortization expense associated with the fair value step-up of intangible assets acquired as part of the acquisition.

Nutrition & Health - Sales of $844 million were up $540 million principally due to the acquisition of Danisco’s specialty food ingredients business.  PTOI of $55 million increased $45 million reflecting the acquisition and includes $22 million of amortization expense associated with the fair value step-up of the acquired intangible assets.

Performance Chemicals - Sales of $2.1 billion were up 28 percent, with 29 percent higher selling prices and 1 percent lower volume.  Higher selling prices were driven by strong global demand for titanium dioxide and fluoropolymers and pass-through pricing of higher raw material costs for industrial chemicals.  Volume declined in refrigerants and industrial chemicals.  PTOI of $593 million increased $301 million due to higher selling prices.

Performance Coatings - Sales of $1.1 billion were up 17 percent, with 13 percent higher selling prices and 4 percent higher volume.  Higher selling prices reflect favorable currency and pricing actions across all market segments to offset higher raw material costs.  Demand increased for OEM motor vehicle coatings and remained strong for industrial coatings, particularly in the North American heavy-duty truck market.  PTOI of $72 million increased $8 million on strong sales performance led by refinish.

Performance Materials - Sales of $1.7 billion were up 11 percent, with 18 percent higher selling prices and 7 percent lower volume.  Higher selling prices offset higher raw material costs.  Lower volume reflects broad-based channel destocking along with softening in consumer and industrial markets, and production-related supply issues in ethylene-based polymers.  PTOI of $231 million decreased $50 million on lower volume.

Safety & Protection - Sales of $1.0 billion were up 15 percent, with 8 percent higher selling prices and a 7 percent increase from the MECS acquisition.  Higher selling prices primarily reflect pricing actions to offset raw material cost increases.  PTOI of $118 million decreased $16 million on destocking in industrial markets and higher spending for growth initiatives including the Cooper River Kevlar® expansion, which more than offset the impact of the acquisition and favorable currency.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

Given the strong performance in the third quarter, the company has raised its expectations for full-year 2011 earnings to a range of $3.97 to $4.05 per share excluding significant items.  This moves the range to the upper half of the company’s previous guidance of $3.90 to $4.05 per share.  Expectations for the fourth quarter include slowing global growth, some destocking, and the recognition that a portion of Agriculture sales in Latin America was shifted to the third quarter by the early start of the planting season.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

10/25/11

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales	$9,238	$7,001	$29,536	$24,101
Other income, net (a)	161	66	415	890
Total	9,399	7,067	29,951	24,991

Cost of goods sold and other operating charges (a)	7,107	5,443	21,129	17,223
Selling, general and administrative expenses	1,014	782	3,177	2,796
Research and development expense (a)	557	409	1,418	1,178
Interest expense	116	103	331	309
Employee separation / asset related charges, net (a)	36	—	36	—
Total	8,830	6,737	26,091	21,506

Income before income taxes	569	330	3,860	3,485
Provision for (benefit from) income taxes (a)	109	(39)	727	811

Net income	460	369	3,133	2,674

Less: Net income attributable to noncontrolling interests	8	2	32	19

Net income attributable to DuPont	$452	$367	$3,101	$2,655

Basic earnings per share of common stock	$0.48	$0.40	$3.33	$2.92

Diluted earnings per share of common stock	$0.48	$0.40	$3.28	$2.89

Dividends per share of common stock	$0.41	$0.41	$1.23	$1.23

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	932,356,000	908,366,000	929,369,000	906,991,000
Diluted	943,485,000	918,500,000	942,812,000	914,987,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	September 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$2,750	$4,263
Marketable securities	229	2,538
Accounts and notes receivable, net	8,544	5,635
Inventories	6,413	5,967
Prepaid expenses	154	122
Deferred income taxes	705	534
Total current assets	18,795	19,059
Property, plant and equipment, net of accumulated depreciation (September 30, 2011 - $19,362; December 31, 2010 - $18,628)	13,235	11,339
Goodwill	5,493	2,617
Other intangible assets	5,550	2,704
Investment in affiliates	1,079	1,041
Other assets	3,642	3,650
Total	$47,794	$40,410

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,981	$4,230
Short-term borrowings and capital lease obligations	3,301	133
Income taxes	520	225
Other accrued liabilities	3,568	4,801
Total current liabilities	11,370	9,389

Long-term borrowings and capital lease obligations	12,200	10,137
Other liabilities	11,065	11,026
Deferred income taxes	1,135	115
Total liabilities	35,770	30,667

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237

Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at September 30, 2011 - 1,010,894,000; December 31, 2010 - 1,004,351,000	303	301
Additional paid-in capital	9,983	9,227
Reinvested earnings	13,432	12,030
Accumulated other comprehensive loss	(5,684)	(5,790)
Common stock held in treasury, at cost (87,041,000 shares at September 30, 2011 and December 31, 2010)	(6,727)	(6,727)
Total DuPont stockholders’ equity	11,544	9,278
Noncontrolling interests	480	465
Total equity	12,024	9,743
Total	$47,794	$40,410

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Nine Months Ended September 30,
	2011	2010

Cash provided by (used for) operating activities	$431	$35

Investing activities
Purchases of property, plant and equipment	(1,211)	(899)
Investments in affiliates	(35)	(71)
Payments for businesses (net of cash acquired)	(6,459)	—
Net (increase) decrease in short-term financial instruments	2,365	201
Other investing activities - net	(236)	475
Cash provided by (used for) investing activities	(5,576)	(294)

Financing activities
Dividends paid to stockholders	(1,152)	(1,122)
Net increase (decrease) in borrowings	4,503	1,327
Repurchase of common stock	(672)	—
Proceeds from exercise of stock options	833	199
Other financing activities - net	52	(18)
Cash provided by (used for) financing activities	3,564	386

Effect of exchange rate changes on cash	68	(60)

Increase (decrease) in cash and cash equivalents	(1,513)	67

Cash and cash equivalents at beginning of period	4,263	4,021

Cash and cash equivalents at end of period	$2,750	$4,088

E. I. du Pont de Nemours and Company

Schedule of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2011	2010	2011	2010	2011	2010
1st Quarter - Total	$—	$—	$—	$—	$—	$—

2nd Quarter
Transaction costs related to the acquisition of Danisco (a)	$(103)	$—	$(81)	$—	$(0.08)	$—
Adjustment of interest and accruals related to income tax settlements (b)	—	59	—	87	—	0.09
2nd Quarter - Total	$(103)	$59	$(81)	$87	$(0.08)	$0.09

3rd Quarter
Transaction costs and restructuring charge related to the acquisition of Danisco (c)	$(171)	$—	$(122)	$—	$(0.13)	$—
Customer claims charge (d)	(75)	—	(48)	—	(0.05)	—
Charge related to milestone payment for licensing agreement (e)	(50)	—	(33)	—	(0.03)	—
3rd Quarter - Total	$(296)	$—	$(203)	$—	$(0.21)	$—

Year-to-date - Total (f)	$(399)	$59	$(284)	$87	$(0.30)	$0.09

(a)

Second quarter and year-to-date 2011 included charges related to the Danisco acquisition of $(103) recorded in Cost of goods sold and other operating charges. These charges included $(60) of transaction costs and a $(43) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the second quarter 2011. Pre-tax charges by segment were: Industrial Biosciences - $(17), Nutrition & Health - $(33), and Corporate expenses - $(53).

(b)

Second quarter and year-to-date 2010 included benefits for the adjustment of accrued interest of $59 ($38 after-tax) recorded in Other income, net and the adjustment of income tax accruals of $49 associated with settlements of tax contingencies related to prior years.

(c)

Third quarter and year-to-date 2011 included charges related to the Danisco acquisition of $(171). These charges included $(135) recorded in Cost of goods sold and other operating charges for $(3) of transaction costs and a $(132) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the third quarter 2011. These charges also included a $(36) restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs. Pre-tax charges by segment were: Industrial Biosciences - $(61), Nutrition & Health - $(89), Other - $(18), and Corporate expenses - $(3).

(d)

Third quarter and year-to-date 2011 included a $(75) charge recorded in Cost of goods sold and other operating charges associated with the company’s process to fairly resolve claims associated with the use of Imprelis® herbicide. The company will continue to evaluate reported claim damage as additional information becomes available, which could result in future charges that cannot be reasonably estimated at this time; the company intends to seek recovery from its insurance carriers for costs associated with this matter in excess of $100. This matter relates to the Agriculture segment.

(e)	Third quarter and year-to-date 2011 included a $(50) charge recorded in Research and development expense in connection with a milestone payment associated with a Pioneer licensing agreement.
(f)	Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended September 30,		Nine Months Ended September 30,
SEGMENT SALES (1)	2011	2010	2011	2010
Agriculture	$1,368	$967	$7,869	$6,641
Electronics & Communications	841	703	2,543	1,991
Industrial Biosciences	293	—	416	—
Nutrition & Health	844	304	1,654	902
Performance Chemicals	2,142	1,675	5,934	4,658
Performance Coatings	1,100	937	3,198	2,801
Performance Materials	1,745	1,578	5,197	4,688
Safety & Protection	1,001	871	2,991	2,505
Other	2	49	39	154
Total Segment sales	9,336	7,084	29,841	24,340

Elimination of transfers	(98)	(83)	(305)	(239)
Consolidated net sales	$9,238	$7,001	$29,536	$24,101

(1)             Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)	2011	2010	2011	2010
Agriculture	$(194)	$(191)	$1,743	$1,478
Electronics & Communications	99	126	313	339
Industrial Biosciences	(27)	—	(34)	—
Nutrition & Health	(34)	10	(4)	44
Performance Chemicals	593	292	1,490	756
Performance Coatings	72	64	210	184
Performance Materials	231	281	773	772
Safety & Protection	118	134	406	357
Pharmaceuticals	70	111	200	402
Other	(78)	(64)	(179)	(111)
Total Segment PTOI	850	763	4,918	4,221

Net exchange gains (losses) (1)	(6)	(160)	(145)	(25)
Corporate expenses & net interest	(275)	(273)	(913)	(711)
Income before income taxes	$569	$330	$3,860	$3,485

	Three Months Ended September 30,		Nine Months Ended September 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2011	2010	2011	2010
Agriculture	$(125)	$—	$(125)	$—
Electronics & Communications	—	—	—	—
Industrial Biosciences	(61)	—	(78)	—
Nutrition & Health	(89)	—	(122)	—
Performance Chemicals	—	—	—	—
Performance Coatings	—	—	—	—
Performance Materials	—	—	—	—
Safety & Protection	—	—	—	—
Pharmaceuticals	—	—	—	—
Other	(18)	—	(18)	—
Total significant items by segment	$(293)	$—	$(343)	$—

	Three Months Ended September 30,		Nine Months Ended September 30,
PTOI EXCLUDING SIGNIFICANT ITEMS	2011	2010	2011	2010
Agriculture	$(69)	$(191)	$1,868	$1,478
Electronics & Communications	99	126	313	339
Industrial Biosciences	34	—	44	—
Nutrition & Health	55	10	118	44
Performance Chemicals	593	292	1,490	756
Performance Coatings	72	64	210	184
Performance Materials	231	281	773	772
Safety & Protection	118	134	406	357
Pharmaceuticals	70	111	200	402
Other	(60)	(64)	(161)	(111)
Total Segment PTOI excluding significant items	$1,143	$763	$5,261	$4,221

(1)             Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.

See Schedule D for additional information.

(2)             See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change

Segment PTOI	$850	$763	11%	$4,918	$4,221	17%
Significant items (benefit) charge included in PTOI (per Schedule C)	293	—		343	—
Segment PTOI excluding significant items	$1,143	$763	50%	$5,261	$4,221	25%

Net income attributable to DuPont	$452	$367	23%	$3,101	$2,655	17%
Significant items (benefit) charge included in net income attributable to DuPont (per Schedule B)	203	—		284	(87)
Net income attributable to DuPont excluding significant items	$655	$367	78%	$3,385	$2,568	32%

EPS	$0.48	$0.40	20%	$3.28	$2.89	13%
Significant items (benefit) charge included in EPS (per Schedule B)	0.21	—		0.30	(0.09)
EPS excluding significant items	$0.69	$0.40	73%	$3.58	$2.80	28%

Average number of diluted shares outstanding	943,485,000	918,500,000	2.7%	942,812,000	914,987,000	3.0%

Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2011 Outlook	2010 Actual

Earnings per share - excluding significant items	$3.97 to $4.05	$3.28
Danisco acquisition related costs	(0.23) to (0.25)	—
Customer claims charge	(0.05)	—
Charge related to a licensing agreement	(0.03)	(0.03)
Adjustments of interest and accruals related to income tax settlements and tax valuation allowances	—	0.14
Loss on early extinguishment of debt	—	(0.13)
Reversal of accruals related to the 2008 and 2009 restructuring reserves	—	0.02
Reported EPS	$3.64 to $3.74	$3.28

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Income before income taxes	$569	$330	$3,860	$3,485
Less: Net income attributable to noncontrolling interests	8	2	32	19
Add: Interest expense	116	103	331	309
Adjusted EBIT	677	431	4,159	3,775
Add: Depreciation and amortization	395	325	1,139	1,046
Adjusted EBITDA	$1,072	$756	$5,298	$4,821

Calculation of Free Cash Flow

	Nine Months Ended September 30,
	2011	2010
Cash provided by (used for) operating activities	$431	$35
Less: Purchases of property, plant and equipment	1,211	899
Free cash flow	$(780)	$(864)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Total charges and expenses - consolidated income statements	$8,830	$6,737	$26,091	$21,506
Remove:
Interest expense	(116)	(103)	(331)	(309)
Variable costs (1)	(4,547)	(3,491)	(14,205)	(11,595)
Significant items - benefit (charge) (2)	(296)	—	(399)	—
Fixed costs	$3,871	$3,143	$11,156	$9,602

Consolidated net sales	$9,238	$7,001	$29,536	$24,101

Fixed costs as a percent of consolidated net sales	41.9%	44.9%	37.8%	39.8%

(1)        Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)        See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes.  The net pre-tax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(228)	$283	$57	$(125)
Local tax benefits (expenses)	35	3	31	(19)
Net after-tax impact from subsidiary exchange gains (losses)	$(193)	$286	$88	$(144)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$222	$(443)	$(202)	$100
Tax benefits (expenses)	(76)	154	70	(35)
Net after-tax impact from hedging program exchange gains (losses)	$146	$(289)	$(132)	$65

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(6)	$(160)	$(145)	$(25)
Tax benefits (expenses)	(41)	157	101	(54)
Net after-tax exchange gains (losses)	$(47)	$(3)	$(44)	$(79)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Income before income taxes	$569	$330	$3,860	$3,485
Add: Significant items - (benefit) charge (1)	296	—	399	(59)
Less: Net exchange gains (losses)	(6)	(160)	(145)	(25)
Income before income taxes, significant items and exchange gains/losses	$871	$490	$4,404	$3,451

Provision for (benefit from) income taxes	$109	$(39)	$727	$811
Add: Tax benefit (expenses) on significant items	93	—	115	28
Tax benefits (expenses) on exchange gains/losses	(41)	157	101	(54)
Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$161	$118	$943	$785

Effective income tax rate	19.2%	(11.8)%	18.8%	23.3%
Significant items effect	4.2%	—	1.0%	1.2%
Tax rate before significant items	23.4%	(11.8)%	19.8%	24.5%
Exchange gains (losses) effect	(4.9)%	35.9%	1.6%	(1.8)%
Base income tax rate	18.5%	24.1%	21.4%	22.7%

(1)             See Schedule B for detail of significant items.